Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Melinta Therapeutics, Inc. Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial statements give effect to the merger with Cempra, Inc. that closed on November 3, 2017 (the “Merger”). The term “the combined company” as used in this proxy statement refers to the new Melinta Therapeutics, Inc. following the Merger. The unaudited pro forma combined financial information was prepared in accordance with the regulations of the SEC.

The following unaudited pro forma combined financial information gives effect to the merger of a wholly-owned subsidiary of Cempra, Inc., or Cempra, with and into Melinta Therapeutics, Inc., or Melinta, who survived as a wholly-owned subsidiary of Cempra in a transaction that was accounted for as a reverse acquisition under the acquisition method of accounting in accordance with GAAP. For accounting purposes, Melinta acquired Cempra, even though legally Cempra was the issuer of the common stock in the merger.

The unaudited pro forma combined balance sheet at September 30, 2017, and the unaudited pro forma combined statement of operations for the nine months ended September 30, 2017, and the year ended December 31, 2016, presented herein are based on the historical financial statements of Melinta and Cempra after giving effect to the acquisition (for accounting purposes) of Cempra by Melinta and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma combined financial information.

Melinta was determined to be the accounting acquirer after consideration of the terms of the merger agreement and other factors, including: (i) Melinta security holders owned approximately 52% of the voting interests of the combined company immediately following the closing of the transaction and (ii) directors of Melinta were responsible for electing the chairman of the board for the combined company. Accordingly, the merger transaction has been accounted for by Melinta as a reverse merger acquisition under the acquisition method of accounting for business combinations.

Accordingly, the acquisition consideration is based on Cempra’s share price and shares of common stock outstanding as more fully described in the accompanying notes to the unaudited pro forma combined financial information. Under the reverse acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Cempra based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Alternatively, a bargain purchase gain is recognized if the aggregate fair value of the identifiable assets acquired and liabilities assumed exceeds the purchase price for the acquisition. The assets and liabilities and results of operations of Cempra will be consolidated into the results of operations of Melinta as of the effective date of the merger. The pro forma adjustments reflecting the completion of the merger are based upon the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet as of September 30, 2017, gives effect to the merger as if it occurred on September 30, 2017, and reflects the acquisition of Cempra by Melinta. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2017, and for the year ended December 31, 2016, are presented as if the merger was consummated on January 1, 2016, and combines the historical results of Melinta and Cempra for the nine months ended September 30, 2017, and the year ended December 31, 2016.

Pro Forma Basis and Presentation

The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger or the Acquisition, or with the integration of the companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Melinta been a combined company during the specified periods.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The application of the acquisition method of accounting is dependent upon certain valuations that have yet to be completed. Accordingly, the pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. Therefore, pro forma adjustments reflected in the unaudited pro forma combined financial information are subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma combined financial information. Differences between the preliminary adjustments reflected in the unaudited pro forma combined financial information and the final application of the acquisition method of accounting, which is expected to be completed as soon as practicable after the closing of the merger and acquisition, may arise and those differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company’s future results of operations and financial position. The amounts of acquisition consideration, assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these estimates.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the Melinta historical audited consolidated financial statements for the year ended December 31, 2016, and the unaudited condensed and consolidated financial statements for the nine months ended September 30, 2017, included on Form 8-K filed with the SEC on December 5, 2017. They should also be read in conjunction with the Cempra historical audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Amendment No. 1 on Form 10-K/A, both of which have been filed with the SEC, and its historical unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which has also been filed with the SEC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2017

(In thousands)	Historical Melinta	Historical Cempra	Pro Forma Adjustments	Notes	Melinta Unaudited Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$12,193	$176,134	$(10,555)	(A)	$177,757
			(15)	(B)
Receivables	7,525	2,803	—		10,328
Inventory	5,997	—	—		5,997
Prepaid expenses and other current assets	2,304	833	—		3,137

Total current assets	28,019	179,770	(10,570)		197,219

Property and equipment, net	1,538	27	—		1,565
Developed product rights, net	—	—	29,200	(C)	29,200
Other intangible assets	7,500	—	11,200	(C)	18,700
Goodwill	—	—	—		—
Other assets	1,103	83	—		1,186

Total assets	$38,160	$179,880	$29,830		$247,870

Liabilities
Current liabilities
Accounts payable	$12,443	$6,665	$—		$19,108
Accrued expenses	16,310	2,322	10,725	(D)	29,357
Accrued interest on note payable	275	—			275
Long-term debt, current portion	—	6,667	(6,667)	(A)	—
Contingent purchase price - current portion	—	—	—		—
Preferred stock warrants	339	—	(339)	(E)	—

Total current liabilities	29,367	15,654	3,719		48,740

Long term liabilities
Notes payable	39,206	—	—		39,206
Convertible promissory notes	73,101	—	(73,101)	(F)	—
Deferred revenue	10,008	16,987	—		26,995
Deferred purchase price
Contingent purchase price					—
Other liabilities	—	—	—		—
Long-term debt, net of current	—	3,682	(3,682)	(A)	—

Total liabilities	151,682	36,323	(73,064)		114,941

Convertible preferred stock	217,220	—	(217,220)	(G)	—
Shareholders’ Equity
Common stock	1	53	(53)	(H)	22
			11	(I)
			10	(J)
Additional paid-in capital	223,137	626,001	(626,001)	(H)	640,526
			(15)	(B)
			339	(E)
			73,101	(F)
			217,220	(G)
			126,754	(I)
			(10)	(J)
Accumulated other comprehensive (loss) income	—	—	—		—
Accumulated deficit	(553,880)	(482,497)	482,497	(H)	(507,619)
			(206)	(A)
			(10,725)	(D)
			57,192	(K)

Total shareholders’ (deficit) equity	(330,742)	143,557	320,114		132,929

Total liabilities and shareholders’ (deficit) equity	$38,160	$179,880	$29,830		$247,870

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2017

(in thousands, except per share amounts)

	Historical Melinta	Historical Cempra	Pro Forma Adjustments	Notes	Melinta Unaudited Pro Forma Combined
Revenue
Product revenue
License	$19,905	$—			$19,905
Collaboration	9,728	—			9,728
Contract research	—	7,449			7,449

Total revenue	$29,633	$7,449			$37,082

Operating expenses
Cost of product revenue
Research and development	37,876	28,338			66,214
General and administrative	25,976	21,291	(6,532)	(L)	44,468
			3,733	(M)
Restructuring charge	—	3,553			3,553

Total operating expenses	$63,852	$53,182	$(2,799)		$114,235

Loss from operations	$(34,219)	$(45,733)	$2,799		$(77,153)

Other income (expenses)
Interest income	25	896			921
Interest expense	(5,765)	(677)	4,126	(N)	(2,316)
Loss on extinguishment of debt	(607)	—	(206)	(N)	(813)
Change in fair value of warrant liability	335	—	(335)	(O)	—
Other income	95	—			95

Other income (expense), net	$(5,917)	$219	$3,585		$(2,113)

Net loss before income taxes	$(40,136)	$(45,514)	$6,384		$(79,266)
Benefit for income taxes	—	—	—		—

Net Loss	$(40,136)	$(45,514)	$6,384		$(79,266)

Accretion of preferred dividends	(17,161)	—	17,161	(P)	—

Net loss available to common shareholders	$(57,297)	$(45,514)	$23,545		$(79,266)

Basic and diluted net loss attributable to common shareholders per share	$(45.26)	$(0.87)			$(3.63)

Basic and diluted weighted-average shares outstanding	1,266	52,471	(31,887)	(Q)	21,850

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

(in thousands, except per share amounts)

	Historical Melinta	Historical Cempra	Pro Forma Adjustments	Notes	Melinta Unaudited Pro Forma Combined
Revenue
Product revenue
License	$—	$4,339			$4,339
Contract research	—	13,677			13,677

Total revenue	$—	$18,016			$18,016

Operating expenses
Cost of product revenue
Research and development	49,791	81,686			131,477
General and administrative	19,410	53,538	7,467	(M)	80,415

Total operating expenses	$69,201	$135,224	$7,467		$211,892

Loss from operations	(69,201)	(117,208)	(7,467)		(193,876)
Other income (expenses)
Interest income	30	475			505
Interest expense	(4,406)	(1,228)	2,244	(N)	(3,390)
Change in fair value of tranche assets and liabilities	(1,313)	—			(1,313)
Change in fair value of warrant liability	781	—	(781)	(O)	—
Other	177	—			177

Other income (expense), net	$(4,731)	$(753)	$1,463		$(4,021)

Net loss before income taxes	$(73,932)	$(117,961)	$(6,004)		$(197,897)
Benefit for income taxes	—	—	—		—

Net Loss	$(73,932)	$(117,961)	$(6,004)		$(197,897)

Accretion of preferred dividends	(21,117)	—	21,117	(P)	—

Net loss available to common shareholders	$(95,049)	$(117,961)	$15,113		$(197,897)

Basic and diluted net loss attributable to common shareholders per share	$(94.29)	$(2.34)			$(9.26)

Basic and diluted weighted-average shares outstanding	1,008	50,314	(29,943)	(Q)	21,379

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL INFORMATION

1. Description of Transactions and Basis of Presentation

Description of Transaction

On August 8, 2017, Cempra entered into a merger agreement with Melinta. On November 3, 2017, pursuant to the terms and subject to the conditions set forth in the merger agreement, Melinta was merged into a subsidiary of Cempra and survived as a wholly-owned subsidiary of Cempra (the “Merger”). Cempra was re-named Melinta Therapeutics, Inc. in connection with the Merger.

Immediately prior to the completion of the Merger, the principal and interest under outstanding convertible promissory notes and all outstanding shares of preferred stock, including dividends of Melinta were converted into shares of Melinta common stock. As part of the completion of the Merger, each outstanding share of the common stock of Melinta was converted into the right to receive that number of shares of Cempra common stock as determined pursuant to the exchange ratios described in the merger agreement (except that stockholders of Melinta who are not “accredited investors” under U.S. securities laws or who held fractional shares received cash), and all options, warrants or other rights to purchase shares of capital stock of Melinta, were exchanged for rights to acquire Cempra common stock. No fractional shares of Cempra common stock were issued in connection with the Merger, and holders of Melinta capital stock were entitled to receive cash in lieu thereof.

Upon completion of the Merger, Melinta security holders beneficially own shares of Cempra’s common stock representing an aggregate of approximately 52 percent on a fully-diluted basis as calculated under the treasury stock method.

Basis of Presentation

The accompanying pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial information of Melinta and Cempra after giving effect to the Merger and the adjustments described in these notes, and are intended to reflect the impact of the combinations on Melinta’s consolidated financial information.

The Merger will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). For accounting purposes, Melinta is considered to be acquiring Cempra even though legally Cempra will be the issuer of the common stock in the merger.

The Cempra identifiable assets acquired and liabilities assumed will be recorded at the acquisition-date fair values and added to Melinta’s balance sheet. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma combined financial statements could change significantly. The allocations are dependent upon certain valuations and other studies that have not been completed for the Merger. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value. In addition, differences between the preliminary and final amounts will likely occur as a result of changes in the estimated fair values of tangible and intangible assets acquired and liabilities assumed, including any goodwill or bargain purchase gains recognized, as of the dates that the Merger was completed.

The unaudited pro forma condensed combined balance sheet data gives effect to the Merger as if they occurred on September 30, 2017. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2017, combine the unaudited historical statements of operations of Cempra and Melinta for their respective nine-month periods ended September 30, 2017, and gives pro forma effect to the Merger as if they had been completed on January 1, 2016. The unaudited pro forma combined statement of operations for the year ended December 31, 2016, combine the historical statements of operations of Cempra and Melinta for their respective year ended December 31, 2016, and gives pro forma effect to the Merger as if they had been completed on January 1, 2016.

2. Purchase Price

The purchase price for the merger with Cempra is as follows (in thousands, except share data):

Number of Cempra shares outstanding as of November 3, 2017	10,502,477
10-day weighted average Cempra common stock price as of November 3, 2017	12.07

Total estimated purchase price	126,765

For pro forma purposes, the fair value of consideration transferred was determined based on the closing price of Cempra common stock of $12.07 per share based on the closing price of Cempra common stock on November 3, 2017, the closing date of the Merger. The combined company will expense all transaction costs as incurred.

The preliminary allocation of the purchase price to acquired tangible and intangible assets and liabilities assumed based on their estimated fair values as of September 30, 2017, comprises (in thousands):

Cash and cash equivalents	176,134
Receivables and other assets	3,746
Intangible assets	40,400
Accounts payable, accrued expenses and other liabilities	(36,323)

Net assets acquired	183,957
Less: estimated purchase price	(126,765)

Bargain purchase gain	57,192

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets, including identifiable intangible assets acquired, and the fair values of liabilities assumed as of the date that the Merger is completed. Cempra and Melinta believe that the historical values of Cempra’s current assets and current liabilities approximate their fair value based on the short-term nature of such items. Cempra’s property and equipment consists of assets whose historical cost, less depreciation, is deemed to approximate its fair value. The estimated fair values of the assets acquired and liabilities assumed will remain preliminary until the combined company completes a valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities. Based on such preliminary valuations, the excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Alternatively, a bargain purchase gain is recognized if the aggregate fair value of the identifiable assets acquired and liabilities assumed exceeds the purchase price for the acquisition. Based on preliminary estimates of the fair value of the assets acquired and liabilities assumed as of September 30, 2017, and the purchase price (based on the closing price of Cempra common stock as of November 3, 2017), the combined company would recognize a bargain purchase gain as of September 30, 2017. The bargain purchase gain of $57,192 is primarily the result of the decrease in the market value of the Cempra common stock since the date that the merger agreement was announced. The bargain purchase gain has not been reflected in the pro forma condensed combined statement of operations as it is directly attributable to the merger and will not have a continuing impact on the operating results of the combined organization.

3. Pro Forma Adjustments

The unaudited pro forma adjustments included in the pro forma condensed combined balance sheet are as follows:

A.	Represents the pay-off of Cempra’s long-term debt by Cempra as the debt will not be legally assumed by the combined company as part of the merger agreement. There was $10,555 of principal and $206 in unamortized debt issuance costs, resulting in a net reduction of long-term debt of $10,349 as of September 30, 2017.

B.	Represents shares repurchased by Cempra.

C.	Represents the preliminary estimated fair value of the intangible assets of Cempra acquired by Melinta as part of the proposed merger. These amounts include $29,200 for in-process research and development related to Solithromycin and Fusidic Acid. The fair value of IPR&D acquired through a business combination is capitalized as an indefinite-lived intangible asset until the completion or abandonment of the related research and development activities. When the related research and development is completed, the asset will be assigned a useful life and amortized. An additional $11,200 of intangibles is related to the non-compete agreements related to the executives that will be amortized over 18 months.

D.	Represents estimated transaction costs payable in cash of $7,037 and $3,688 that have not been incurred as of September 30, 2017, for Cempra and Melinta, respectively. These pro forma adjustments are not reflected in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to have a continuing effect on the operating results of the combine company.

E.	Represents the conversion of Melinta preferred stock warrants into Cempra common stock warrants, eliminating the terms that caused the preferred stock warrants to be accounted for as a liability, and the elimination of the historical changes in the estimated fair value of the warrants that were recognized on the related statements of operations.

F.	Represents the conversion of Melinta’s convertible bridge notes payable and accrued interest to 3,766,311 shares of Cempra common stock, after applying the conversion of Melinta to Cempra shares, in connection with the merger.

G.	Represents the conversion of Melinta’s preferred stock to Cempra common stock, after applying the conversion of Melinta common stock to Cempra common stock, in connection with the merger.

H.	Represents the elimination of Cempra’s historical stockholder’s equity.

I.	Represents the estimated purchase consideration transferred to Cempra stockholders.

J.	Represents an increase in the par value of common stock based on the par value of Cempra common stock to be issued to Melinta shareholders (dollar amounts in thousands, except per share amounts):

Estimated shares of Cempra common stock issued to Melinta shareholders upon close of the transaction	11,433,532
Multiplied by par value per share of Cempra common stock	0.001

Par value of Cempra common stock issued to Melinta shareholders (in thousands)	11
Less historical par value of Melinta common stock	(1)

Net pro forma adjustment to common stock	10

K.	Represents the preliminary bargain purchase gain as a result of the transaction, which is subject to change based on information received before transaction closing.

The unaudited pro forma adjustments included in the pro forma condensed combined statements of operation are as follows:

L.	Represents the elimination of transaction-related expenses incurred by Melinta and Cempra during the period. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the combined company.

M.	Represents the amortization of other intangible assets.

N.	Represents the elimination of interest expense on the conversion of Melinta’s convertible notes into Cempra common stock, as well as the payoff of the long-term debt for Cempra due to the requirements of the merger agreement.

O.	Represents the conversion of Melinta preferred stock warrants into Cempra common stock warrants, eliminating the terms that caused the preferred stock warrants to be accounted for as a liability, and the elimination of the historical changes in the estimated fair value of the warrants that were recognized on the related statements of operations.

P.	Represents the elimination of the accretion of preferred stock dividends as all outstanding Melinta preferred stock was assumed to be converted to common stock in connection with the merger.

Q.	Represents the issuance of Cempra shares to Melinta stockholders in connection with the merger, adjusted for Melinta’s historical weighted-average outstanding shares.